EXHIBIT B

                          2001 Employee and Consultant
                         Incentive and Stock Option Plan
                                       for
                      Symphony Telecom International, Inc.


         1. Purpose. The purpose of this Plan is to advance the interests of Symphony Telecom International, Inc., a Utah corporation (the "Company"), and its subsidiaries by providing an additional incentive to attract and retain qualified and competent providers of management and other key services upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, through the encouragement of stock purchase in the Company by such persons.

         2. Definitions. As used herein, the following terms shall have the meanings indicated:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 12 hereof or, if not appointed, the Board.

         (c) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

         (d)      "Director" shall mean a member of the Board.

         (e) "Disinterested Person" shall mean a Director who, during one year prior to the time he serves on the Committee and during such service, has not received Shares, options for Shares or any rights with respect to Shares under this Plan or any other employee and/or Director benefit plan of the Company or any of its affiliates except pursuant to an election to receive annual director's fees in securities of the Company.

         (f) "Employee" and "employment" shall, except where the context otherwise requires, mean or refer to a Director and his Directorship as well as to a regular employee and his employment.

         (g) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of the Common Stock on such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner consistent with the provisions of the Internal Revenue Code. For this purpose, the Closing Price of the Common Stock on any business day shall be:

                  (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation;

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                  (ii)     if Common Stock is quoted on the National Association
                           of Securities  Dealers  Automated  Quotations  System
                           ("NASDAQ"),   or  any  similar  system  of  automated
                           dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such day of Common Stock on such system; or

                  (iii) if neither clause (i) nor (ii) is applicable, the mean between the highest closing bid and asked quotations for Common Stock as reported by either the NASD OTC Electronic Bulletin Board or the National Quotation Bureau, Incorporated, if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding business days.

         (h) "Grantee" shall mean a person or company to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (i) "Incentive Stock Option" means an Option to purchase shares of Common Stock which is intended to qualify as an "incentive stock option" as defined in Section 422A of the Internal Revenue Code.

         (j) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (k) "Key Employee" means any person, including officers and Directors, in the regular full-time employment of the Company or any subsidiary who, in the opinion of the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company or a Subsidiary.

         (l) "Non-Qualified Stock Option" means an option to purchase shares of Common Stock which is not intended to qualify as an Incentive Stock Option ("ISO") as defined in Section 422A of the Internal Revenue Code.

         (m) "Option" (when capitalized) shall mean any option granted under this Plan.

         (n) "Plan" shall mean this 2001 Employee and Consultant Incentive and Stock Option Plan for Symphony Telecom International, Inc.

         (o) "Shares" shall mean shares of Common Stock issued or to be issued to a Grantee upon exercise of any Option.

         (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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         3.       Shares and  Options.  The Company  may grant to Grantees  from time to time Options to purchase an aggregate of up to 10,000,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. Of this amount, all or any may be optioned as Incentive Stock Options, as Non-Qualified Stock Options, or any combination thereof. If any Option granted under this Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4.       Conditions for Grant of Options.

         (a) Each Option shall be evidenced by an Option agreement that may contain any terms deemed necessary or desirable by the Committee, including, but not limited to, a requirement that the Grantee agree that, for a specified period after termination of his employment, he will not enter into any employment with, or participate directly or indirectly in, any entity which is directly or indirectly competitive with the Company, provided such terms are not inconsistent with this Plan or any applicable law. Grantees shall be selected by the Committee in its discretion and shall be either Key Employees and Directors or others who are not employees provided, however, that Directors and others who are not employees shall not be eligible to receive Incentive Stock Options. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) In granting Options, the Committee shall take into consideration the contribution that the Grantee has made or is making to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation:

                  (i) prescribing the date or dates on which the Option becomes exercisable;

                  (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both; or

                  (iii) relating an Option to the continued employment of the Grantee for a specified period of time.

         (c) All Options granted to Grantees under this Plan shall be in addition to regular salaries, Directors' fees, consulting fees, legal or other professional fees, pension, life insurance or other benefits related to their employment, Directorships, or other contractual relationships with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or Directorship or continuation of employment or Directorship by the Company or its Subsidiaries, nor the continuation of any contractual relationship beyond the term specified therein.

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         (d)      The Committee in its sole  discretion  shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

         (e) Only Key Employees may be granted Incentive Stock Options under this Plan.

         (f) No employee may be granted any Incentive Stock Option pursuant to this Plan to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options granted to the employee under the terms of this Plan, are exercisable for the first time by the employee during any calendar year exceeds $100,000.

         (g) Option agreements with respect to Incentive Stock Options shall contain such terms and conditions as are necessary to qualify such Options under Section 422A of the Internal
                  Revenue Code, as such section or other applicable sections thereof may be amended from time to time.

         5. Option Price. The option price per Share of any Option shall be any price determined by the Committee; provided, however, that in no event shall the option price per Share of any Option be less than (i) 33-1/3% or (ii) in the case of Incentive Stock Options to be granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, 110%, of the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6.       Exercise of Options. An Option shall be deemed exercised when:

         (i) the Company has received written notice of such exercise in accordance with the terms of the Option,

         (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and

         (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Grantee's payment to the Company of the amount, if any, that is necessary for the Company or Subsidiary employing the Grantee to withhold in accordance with applicable Federal or state tax withholding requirements.

Unless further limited by the Committee in any Option agreement, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, by the Grantee's promissory note, with Shares
(either marketable free-trading Shares, or Shares that are "Restricted Securities" as that term is defined in Rule 144 under the U.S. Securities Act of 1933, as amended, including but not limited to Shares acquired pursuant to a partial and simultaneous exercise of the Option) or by a combination of the

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above provided further,  however,  that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, then the value of the Shares surrendered shall be their Fair Market Value on the business day immediately preceding the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to a Grantee, guarantee a loan to a Grantee, or otherwise assist a Grantee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Grantee attributable to such exercise. If the exercise price is paid in whole or part with the Grantee's promissory note, such note shall:

                  (w)      provide for full recourse to the maker;

                  (x) be collateralized by the pledge of the Shares that the Grantee purchases upon exercise of such Option;

                  (y) bear interest at the prime lending rate of the Company's principal bank; and

                  (z) contain such other terms as the Committee in its sole discretion shall reasonably require.

No Grantee (or permitted transferees) thereof shall be deemed to be a holder of any Shares subject to an Option unless and until exercise has been completed pursuant to clauses (i-iii) above. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of exercise, except as expressly provided in Section 9 hereof.

         7. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in the corresponding Option agreement, except as otherwise provided in this Section 7.

         (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of:

                  (i)      10 years from the date of grant of the Option; or

                  (ii) in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company, five years from the date of the grant of the Option.

         (b)      Except  to  the  extent  otherwise   provided  in  any  Option
                  agreement, each outstanding Option shall become immediately fully exercisable:

                  (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that stockholders of the Company immediately before such transaction cease to own at least 75% percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

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                  (ii)     if,  during  any  period  of two  consecutive  years,
                           individuals  who  at the  beginning  of  such  period
                           constitute   the  Board   cease  for  any  reason  to
                           constitute at least a majority thereof, unless the Board in existence immediately preceding the two year period shall have nominated the new Directors whose
                           Directorships   have   created  the   altered   Board
                           composition; or

                  (iii) if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                  (iv) if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company (unless such approved plan is subsequently abandoned).

         (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

         8.       Termination of Option Period.

         (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (i) if Grantee is an Employee, one week after the date on which the Grantee's employment is terminated for any reason other than by reason of:

                           (A) Cause (which, for purposes of this Plan, shall mean the termination of the Grantee's employment by reason of the Grantee's willful misconduct or gross negligence);

                           (B)      a   mental   or   physical   disability   as
                                    determined by a medical doctor satisfactory to the Committee; or

                           (C)      death;

                           provided, however, that the one week period may be extended by the Committee to up to three months with respect to Incentive Stock options and up to 18 months with respect to Non-Qualified Stock Options.

                  (ii) immediately upon the termination of the Grantee's employment for Cause;

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                  (iii)    six  months  after  the date on which  the  Grantee's
                           employment is terminated by reason of a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

                  (iv)     (A)      twelve months after the date of  termination
                                    of the Grantee's employment by reason of death of the Grantee; or

                           (B) three months after the date on which the Grantee shall die if such death shall occur during the 6-month period specified in Subsection 8(a)(iii) hereof.

         (b) The Committee in its sole discretion may by giving written notice ("Cancellation Notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 7(b)(iii) or (iv) hereof, any Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after stockholder approval of such corporate transaction.

         9.       Adjustment of Shares.

         (a) If, at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate option price.

         (b) Subject to the specific terms of any Option agreement, the Committee may change the terms of Options outstanding under this Plan with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 7(b)(iii) or (iv) hereof.

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or option price of Shares then subject to outstanding Options granted under the Plan.

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         (d)      Without   limiting  the  generality  of  the  foregoing,   the
                  existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate:

                  (i)      any    or   all    adjustments,    recapitalizations,
                           reorganizations or other changes in the Company's capital structure or its business;

                  (ii)     any merger or consolidation of the Company;

                  (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options;

                  (iv)     the dissolution or liquidation of the Company;

                  (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or

                  (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. Transferability of Options. Each Option agreement shall provide that the Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution or, in the case of Non-Qualified Stock Options, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Committee may waive the foregoing transferability restriction with respect to Non-Qualified Stock Options on a case-by-case basis.

         11. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to ensure compliance with any applicable federal or state securities law or regulation including, but not limited to, the following:

         (i) a representation and warranty by the Grantee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

         (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates;

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         (iii)    in the case of any  Option  that  requires  the  Shares  to be issued pursuant to Rule 701 under the U.S. Securities Act of 1933, as amended ("Rule 701"), a representation and warranty by the Grantee to the Company, that all of the terms and conditions of Rule 701 have been met and are applicable under the circumstances; and

         (iv) in the case of any Option that requires the Company to register the Shares under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 or any other form of Registration Statement then applicable, a representation and warranty that all information provided by the Grantee to the Company for the purpose of inclusion in such Registration Statement is true and correct, together with the undertaking of such Grantee to provide such information to the Company on a current basis until such Registration Statement shall become effective, and for a period of 90 days thereafter.

         12.      Administration of the Plan.

         (a) The Plan shall be administered by the Committee. The Committee shall consist of not less than two Directors, all of whom shall be Disinterested Persons, provided, however, that if no Committee is appointed, the Board may administer the Plan, provided that all members of the Board at the time are Disinterested Persons. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either:

                  (i) by a majority vote of the members of the Committee at a meeting; or

                  (ii) without a meeting by the unanimous written approval of the members of the Committee.

         13.      Interpretation.

         (a) If any provision of the Plan should be held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (b) This Plan shall be governed by the laws of the State of Delaware.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

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         (d)      Any  reference to the  masculine,  feminine,  or neuter gender shall be a reference to such other gender as is appropriate.

         14. Amendment and Discontinuation of the Plan. The Committee may from time to time amend the Plan or any Option consistent with the Plan provided, however, that (except to the extent provided in Section 9) no such amendment may, without approval by the stockholders of the Company:

         (a)      increase the aggregate number of Shares reserved for Options;

         (b)      change the requirements for eligibility to receive Options; or

         (c) materially increase the benefits accruing to participants under the Plan and provided, further, that (except to the extent provided in Section 8) no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Grantee without the consent of such Grantee.

         15. Corporate Authority. The Company warrants and represents that the Plan has been promulgated pursuant to proper corporate authority, including but not limited to an affirmative vote of its Board at a meeting thereof duly called at which a quorum was present. Further, at the next meeting of shareholders of its common stock called or to be called for any purpose (the "Shareholders' Meeting"), the Company undertakes to present the Plan to its shareholders for their ratification and approval, whether or not required, together with the affirmative recommendation of its Board. In the event of the solicitation of proxies for the election of Directors or any other matter to be voted upon at the Shareholders' Meeting, the Company undertakes to include therein the solicitation of management proxies together with the representation that such proxies will vote in favor of the Plan. The Company also undertakes to take any corporate, legal or regulatory action necessary at any time during the duration of the Plan reasonably designed to assure the continuation of the Plan according to its terms. Should the validity of the Plan be challenged by any stockholder, regulatory authority or other person at any time during its term, the Company undertakes to retain such legal counsel and to take such other actions as may be necessary to vigorously defend the continuation of the Plan according to its terms.

         16. Effective Date and Termination Date. The effective date of this Plan shall be January 1, 2001, and the Plan shall terminate on the 10th anniversary of the effective date (the "Termination Date"). After the Termination Date, no new Options may be granted hereunder. However, Options outstanding at the Termination Date date may continue to be exercised thereafter pursuant to their terms.


                                  - Page 10 -

Dated as of the
   day of_________ , 2001


                                            Symphony Telecom International, Inc.


(SEAL)



                                            By:  ____________________________
                                                 Daniel Cullen, President




                                  CERTIFICATION
                                  -------------

         The foregoing "2001 Employee Incentive and Stock Option Plan" was the subject of a resolution duly passed at a meeting of the Board of Directors of the Company acting in accordance with the By-Laws thereof that was held on February 2, 2001.

                                            Symphony Telecom International, Inc.




                                           __________________________________
                                                Daniel Cullen, Secretary


                                  - Page 11 -